EXHIBIT 5.1

Blumenfeld, Kaplan & Sandweiss, P.C.
168 North Meramec Avenue
St. Louis, MO 63105-3763
Telephone: (314) 863-0800
Facsimile:  (314) 863-9388

                                  March 9, 1999

Sigma-Aldrich Corporation
3050 Spruce Street
St. Louis, MO 63103

Gentlemen:

         We are acting as counsel for Sigma-Aldrich Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 62,039 shares of the Company's common stock, $1.00 par value per share.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of (i) the Registration Statement, (ii) the Company's Certificate of Incorporation and By-laws, both as amended to date,
(iii) copies of certain resolutions of the Company's Board of Directors, represented to us as having been duly approved, and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that the 62,039 shares of common stock of the Company covered by the Registration Statement are legally issued, fully paid and non-assessable shares of common stock of the Company.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      BLUMENFELD, KAPLAN & SANDWEISS, P.C.


                                      By: /s/ JEROME I. KASKOWITZ
                                         ---------------------------------------
                                              Jerome I. Kaskowitz